SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A/A
AMENDMENT NO. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	56-0906609 (IRS Employer Identification No.)
100 North Tryon Street Charlotte, North Carolina (Address of principal executive offices)	28255 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section
12(b) of the Exchange Act and is effective pursuant to General Instruction
A.(c), check the following box. /x/

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  /  /

Securities Act registration statement file number to which this form relates:
333-83503
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class                                                   Name of each exchange on which
to be so registered:                                                     each class is to be registered:

S&P 500 Index® Linked Notes, due 2007                    American Stock Exchange
Securities to be registered pursuant to Section 12 (g) of the Act:

None

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         This Form 8-A/A amends the Form 8-A filed by Bank of America Corporation on June 27, 2002 to register the S&P 500 Index® Linked Notes, due 2007 (the "Form 8-A"). This amendment deletes the Stated Maturity Date on page 1 of the form of the Registrant's S&P 500 Index® Linked Notes, due 2007, attached to the Form 8-A as Exhibit 1 to Item 2 and replaces it with the following description:

                             "STATED MATURITY DATE: July 2, 2007."

SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the
Registrant has duly caused this amendment to be signed on its behalf of the undersigned, thereto duly authorized.

                                                                                       BANK OF AMERICA CORPORATION

Date: June 27, 2002                                                        By: /s/ KAREN A. GOSNELL
                                                                                                 KAREN A. GOSNELL
                                                                                                 Senior Vice President